Exhibit 23 - Consent of Experts



Beckstead and Watts, LLP
----------------------------
Certified Public Accountants

                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                               702.362.0540 fax



April 30, 2003

To Whom It May Concern:

We have issued our report dated April 30, 2003, accompanying the financial statements of Pinoak, Inc. on Form 10-QSB for the period of December 31, 1998 (inception date) through March 31, 2003. We hereby consent to the incorporation by reference of said report on the Quarterly Report of Pinoak, Inc. on Form 10-QSB.

Signed,


/s/ Beckstead and Watts, LLP
----------------------------
    Beckstead and Watts, LLP


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